UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

Global Industrial Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive, Port Washington, New York		11050
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.01 par value)	GIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2023, the Board of Directors (the “Board”) of Global Industrial Company (the “Company”) and the Compensation Committee of the Board approved a $200,000 one-time special award of performance-based restricted stock units (“PRSUs”) and a $200,000 one-time special award of stock options to Barry Litwin, Chief Executive Officer, subject in each case to the terms of the Company’s 2020 Omnibus Long-Term Incentive Plan (the “LTIP”). The awards to Mr. Litwin consist of 6,899 PRSUs, vesting as determined in accordance with the PRSU grant agreement, and 17,699 stock options, 25% of which vest on each of the first, second, third and fourth anniversary of the grant date, subject to the terms of the stock option grant agreement.

In addition, on February 21, 2023, the Board and the Compensation Committee of the Board approved a $280,000 one-time special award of restricted stock units (“RSUs”) to Thomas Clark, Senior Vice President and Chief Financial Officer, subject to the terms of the LTIP. The award to Mr. Clark consists of 9,659 RSUs, 25% of which vest on each of the first, second, third and fourth anniversary of the grant date, subject to the terms of the RSU grant agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIAL COMPANY

Date: February 24, 2023

	By:	/s/ Thomas Axmacher
Name: Thomas Axmacher
Title: Vice President and Controller